Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Richard Shea                 or       Robert Friedberg
         COO and CFO                           Vice-President & Controller
         Anthracite Capital, Inc.              Anthracite Capital, Inc.
         Tel: (212) 754-5579                   Tel: (212) 409-3333


                ANTHRACITE CAPITAL, INC. REPORTS FIRST QUARTER
                      NET INCOME; DIVIDEND YIELD IS 11.5%

New York, NY - May 9, 2003, - Anthracite Capital, Inc. (the "Company") (NYSE:
AHR) today reported GAAP income for the first quarter of $0.18 per share versus $0.11 per share for the fourth quarter of 2002 and $0.58 per share for the year earlier quarter. The first quarter of 2002 included an adjustment to goodwill of $0.14 per share as required by SFAS 142. Income from the operating portfolio ("Operating Earnings") for the quarter was $0.40 per share versus $0.41 per share for the fourth quarter of 2002 and $0.43 for the year earlier quarter. (All numbers are thousands, except per share amounts)

Operating Earnings is net interest income after operating expenses and preferred dividends but before realized gains and losses. The Company believes Operating Earnings better reflects the quality of long-term earnings and dividend stability provided asset values remain stable. Based on the $0.35 per share dividend declared on March 6, 2003, and the May 8, 2003 closing price of $12.20, Anthracite's annualized dividend yield is 11.5%.

Included in GAAP income for the first quarter are realized losses of $8,672 ($0.18 per share), which are largely attributable to hedging the Company's sensitivity to long-term interest rates. The Company's longstanding policy has been to maintain limits on the exposure of the Company's equity to changes in long-term rates as well as the exposure of earnings to changes in short-term funding rates. The sale of five-year futures on U.S. Treasury notes to reduce the Company's exposure to intermediate rates resulted in realized losses since market value changes in those hedging investments must be marked-to-market though the income statement. The value of these investments was negatively affected as the five-year US Treasury went up in price (therefore reducing the value of the hedged position) during the quarter as weak economic conditions and hostilities in Iraq caused investors to seek investment safety in short to intermediate U.S. Treasury securities.

Hugh Frater, President and CEO of the Company stated, "The Company continues to make progress in adding commercial real estate assets and reducing exposure to volatility in the residential mortgage backed securities ("RMBS") markets. Our consistent position on hedging the Company's exposure to interest rates has not been rewarded in the last several quarters but we continue to believe that prudent asset liability management demands such a policy. Despite the weak economy and low interest rate environment, the Company's return on equity remains at a level which should sustain dividends at or near current levels barring a significant deterioration in investment credit below our current expectations. The net interest margin from our CMBS and commercial loan portfolios has remained strong and we will continue to focus on diversifying these credit exposures in an effort to further increase the stability of earnings and dividends."

The Company's first quarter Operating Earnings represent an annualized return on the quarter's average common stock equity (Annualized ROE) of 20.5% and net interest margin of 3.6%. Annualized ROE for the year earlier period was 21.9% and the net interest margin was 5.01%. The components of realized loss include losses on futures that were hedging the RMBS portfolio and $262 of hedge ineffectiveness reclassified from interest expense to other gain (losses); the hedge ineffectiveness resulted in a decrease in first quarter total earnings per share of $0.01.

Over the quarter, aggregate leverage increased from 5.32:1 to 5.41:1. Short-term borrowing on credit sensitive positions was 0.35:1. After changes to RMBS hedging were fully implemented early in the third quarter of 2002, the Company's exposure to changes in short-term interest rates would result in a $0.045 change in net income for every 50 basis point change in LIBOR. The Company's GAAP book value is dependent on long-term interest rates and credit spreads. Sensitivity to long-term rates is approximately 2.25% for each 50 basis point change in rates and 5.0% for a 50 basis point change in credit spreads. These percentages will change if fluctuations greater than 50 basis points occur in long-term rates or credit spreads.

The Company reports GAAP earnings on its commercial mortgage backed securities ("CMBS") portfolio net of expected loan losses on the securities' underlying collateral over the life of the portfolio. Actual losses on the underlying loans totaled $14,277 during the first quarter while delinquencies on the collateral underlying the Company's CMBS portfolio increased to 2.01% at quarter-end from 1.87% at year-end. The Company fully anticipates that delinquencies and actual losses will continue to increase as the portfolio matures and economic activity remains slow. The Company's earnings would be affected if actual losses on CMBS collateral exceeds expected losses. Underlying loan losses to date have all occurred on 1998 vintage CMBS and have been $23,426 which represents 0.27% on their original loan principal balance. The comparable vintage CMBS universe has experienced losses of 0.32% over the same time period. As of March 31, 2003, the Company expects to incur additional losses of $181,560 related to the underlying loans in which the Company owns controlling class CMBS. These additional losses are expected to occur over the next ten years and on average seven years from March 31, 2003.

The Company purchased $93,027 par of commercial real estate securities during the quarter ended March 31, 2003. The Company financed $30,000 of par of CMBS by utilizing the ramp facility which was a part of the Company's CDO issued on December 10, 2002. At March 31, 2003, the balance of the ramp facility permits another $20,000 of par to be contributed to the CDO.

Of the commercial real estate securities purchased, $47,804 par represents 2003 vintage CMBS rated BB- through the nonrated tranche where the Company has the right to direct foreclosure on $1,006,389 of underlying loans. The loss adjusted yield of the controlling class (CMBS rated BB- and lower) CMBS acquired during the first quarter is 11.23%. In computing the loss adjusted yield, the Company assumed 2.31% of the principal of the underlying loans would result in losses over the next ten years and on average 8.6 years. This increases the total percentage of losses expected on all its controlling class CMBS from 1.88% to 1.95%. The yield of these new CMBS assuming no losses in the underlying loans is estimated at 16.44%. This purchase is the eighth controlling class trust the Company acquired since its inception.

Several of the nonrated classes of the Company's 1998 vintage CMBS portfolio have experienced interruptions in their cashflows. This is a result of payment delinquencies and realized losses on the underlying loans collateralizing these securities. Such interruptions are expected over the life of these securities and are included when estimating the market value of these securities. As of March 31, 2003, the unrealized loss in market value for the 1998 vintage non-rated securities included in accumulated other comprehensive loss on the Company's consolidated statements of financial condition is $15,766. The Company is planning to reunderwrite a significant amount of its 1998 collateral over the next 18 months. If underwriting assumptions change significantly from the assumptions made in 1998 when the securities were acquired, the Company may write these securities down to fair market value, which would cause all or a portion of the cumulative unrealized loss on these securities to be realized.

A breakdown of the commercial real estate securities portfolio income performance for the quarter is as follows:

Interest Income                                                    $  19,953

Interest Expense*                                                     11,391
                                                            -----------------
Net Income from commercial real estate securities                  $   8,562
                                                            =================


                       *Including hedges in CDO I and II

Direct holdings of commercial loans are held at cost unless a specific indication of impairment exists. To date, the Company's portfolio of commercial loans has never experienced a delinquency and all the assets securing such loans are performing within the range of originally underwritten expectations.

A breakdown of the commercial real estate loan portfolio income performance for the quarter is as follows:

Interest Income                                                $  1,430
Interest Expense                                                    102
                                                       -----------------
Net Interest Income                                               1,328
                                                       -----------------
Realized gain                                                       142
                                                       -----------------
Net Income from commercial real estate loans                   $  1,470
                                                       =================

High volatility in the RMBS markets caused by unprecedented prepayments and interest rate swings caused the Company to report $10,403 of realized and unrealized losses on the income statement. The Company continues its policy of hedging this portfolio to maintain long-term stability although short-term volatility can and does occur. The realized losses occurred primarily from rolling Treasury futures hedges; the Company did not liquidate any RMBS assets at a loss. The Company has significant liquidity to maintain its position over the longer term.

At the end of the first quarter, the Company reevaluated its RMBS hedging strategy. The Company relies on hedging to protect the value of the RMBS portfolio and maintain stable levels of leverage. The Company determined it would be more favorable to rely less on Treasury futures as a hedging instrument, and rely more on interest rate swaps. The accounting characteristics of Treasury futures require a mark to market through the income statement while those of interest rate swaps allow a mark to market through other comprehensive income on the statement of financial condition. Reducing the effect of income statement volatility caused by the RMBS portfolio that is not actively traded is important to the Company. At quarter end, the Company reclassified $1,037,519 market value of RMBS from held for trading to available for sale for accounting purposes, leaving $461,386 market value of RMBS in held for trading. The securities left in held for trading are 6.0% coupon agency passthroughs hedged to a zero duration with five year Treasury futures. The Company anticipates that these securities will be sold in the short term with the capital redeployed into commercial real estate assets. The securities reclassified as available for sale are 4% - 5.5% Agency RMBS hedged with interest rate swaps of up to ten year maturities.

Interest Income                      $  20,285

Interest Expense                         7,940
                              -----------------
Net Interest Income                     12,345
                              -----------------
Realized loss                           (8,672)
Unrealized loss in value                (1,731)
                              -----------------
Net Income from RMBS                 $   1,942
                              =================

Net book value per share at quarter end was $7.58 based upon market prices provided by dealers for securities available for sale. As the portfolio matures, the net book value of credit sensitive CMBS securities held by the Company will increase towards its original purchase cost provided that the Company's estimates of expected credit losses are reasonably accurate. The unrealized loss on all CMBS at March 31, 2003 was $66,953. This amount reflects the amount of recovery net of expected losses if the portfolio is held to maturity. Net book value per common share decreased approximately 3.0% from $7.81 at December 31, 2002 to $7.58 at March 31, 2003 due to wider spreads on certain CMBS assets and volatility in the relationship between the RMBS portfolio and associated interest rate hedges.

The table below reconciles GAAP Net Income per share with Operating Earnings per share for the quarters ending March 31, 2002 and 2002.

                                                   Three Months Ended March 31,
                                                  -----------------------------
                                                         2003            2002
                                                   ----------------------------
 Operating Earnings                                     $0.40           $0.43
 Gain/(loss) on sale of securities available for
 sale                                                    0.01           (0.09)
 Gain/(loss) on securities classified as held
 for trading*                                           (0.22)           0.09
 Foreign currency gain/(loss), hedge
 ineffectiveness & incentive fee attributable to
 other gains                                            (0.01)           0.01
 Cumulative transition adjustment - SFAS 142              -              0.14
                                                   ----------------------------
 GAAP Net Income per share                              $0.18           $0.58
                 *Includes hedges

Dividend Reinvestment Plan

Anthracite has a dividend reinvestment plan that provides current owners of its common stock with a simple, economical and convenient method of increasing their investment. Even if you are not a current owner of Anthracite Stock, the Company's transfer agent can issue registered stock directly to you without commission or markup. This transaction can be done regardless of whether or not shares are held in street name. To take advantage of this program, shareholders must submit a signed Request for Waiver to the Company. A printable version of the form is available on the Company's website or investors can call or email the Company to obtain the Waiver and instructions via fax.

To request a prospectus and receive enrollment materials or to ask questions about the plan, interested investors and shareholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416 or Investor Relations, Anthracite Capital, Inc. at 212-409-3333. The Company's web site address is www.anthracitecapital.com. The Company is currently offering a 2% discount to the trailing 12-business day average provided the stock price remains above threshold levels established by the Company at the time.

Anthracite is a specialty finance company that is externally managed by BlackRock, Inc., a New York City based investment manager with over $274 billion in global assets under management. The Company's principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its mortgage-backed securities and commercial loan investments and the costs of financing these investments.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Anthracite's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those detailed from time to time in Anthracite's reports and filings with the Securities and Exchange Commission.

For further information, please contact Richard Shea, Chief Operating Officer and Chief Financial Officer at 212-754-5579, Robert Friedberg, Controller and Vice-President at 212-409-3333 or visit Anthracite's website at www.anthracitecapital.com.



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

                                                           Anthracite Capital, Inc. and Subsidiaries
                                                        Consolidated Statements of Financial Condition
                                                             (in thousands, except per share data)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                  March 31, 2003                 December 31, 2002
                                                                                  (Unaudited)
ASSETS
Cash and cash equivalents                                                              $   21,210                      $    24,698
Restricted cash equivalents                                                                62,661                           84,485
Commercial real estate securities                                                         955,588                          894,345
Commercial real estate loans                                                               57,742                           65,664
Residential mortgage backed securities                                                  1,567,690                        1,506,450
Equity investment in Carbon Capital, Inc.                                                  17,755                           14,997
Investments in real estate joint ventures                                                   7,778                            8,265
Receivable for investments sold                                                           252,241                                -
Other assets                                                                               39,323                           40,447
                                                                               -------------------               ------------------
     Total Assets                                                                      $2,981,988                      $ 2,639,351
                                                                               ===================               ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Borrowings:
    Collateralized debt obligations                                $   684,684                        $  684,590
    Secured by pledge of commercial real estate securities              57,619                            42,861
    Secured by pledge of commercial real estate loans                   14,667                            14,667
    Secured by pledge of residential mortgage backed securities      1,395,285                         1,418,206
    Secured by pledge of real estate joint ventures                        937                             1,337
                                                                   -----------                        ----------
Total borrowings                                                                       $2,153,192                       $2,161,661
Payable for investments purchased                                                         356,859                              524
Distributions payable                                                                      16,706                           16,589
Other liabilities                                                                          57,191                           54,361
                                                                               -------------------               ------------------
     Total Liabilities                                                                  2,583,948                        2,233,135
                                                                               -------------------               ------------------

Stockholders' Equity:
Common stock, par value $0.001 per share;
     400,000 shares authorized; 47,731
     shares issued and outstanding in 2003;
     and 47,398 shares issued and
     outstanding in 2002                                                                       48                               47
10% Series B Preferred stock, liquidation preference $47,817                               36,379                           36,379
Additional paid - in capital                                                              518,597                          515,180
Distributions in excess of earnings                                                       (32,366)                         (24,161)
Accumulated other comprehensive loss                                                     (124,618)                        (121,229)
                                                                               -------------------               ------------------
      Total Stockholders' Equity                                                          398,040                          406,216
                                                                               -------------------               ------------------
      Total Liabilities and Stockholders' Equity                                       $2,981,988                      $ 2,639,351
                                                                               ===================               ==================

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


                                                   Anthracite Capital, Inc.
                                      Consolidated Statements of Operations (Unaudited)
                                            (in thousands, except per share data)

----------------------------------------------------------------------------------------------------------------------------------
                                                                         For the Three Months Ended   For the Three Months Ended
                                                                               March 31, 2003              March 31, 2002
                                                                         --------------------------------------------------------
Operating Portfolio
Income:
     Commercial real estate securities                                             $ 19,953                $ 14,180
     Commercial real estate loans                                                     1,430                   3,619
     Residential mortgage backed securities                                          20,285                  20,787
     Earnings from real estate joint ventures                                           236                     261
     Earnings from equity investment                                                    743                     185
     Cash and cash equivalents                                                          176                     319
                                                                                    -------                 -------
         Total income                                                                42,823                  39,351
                                                                                    =======                 =======

Expenses:
     Interest expense:
        Collateralized debt obligations                                              10,913                    --
        Commercial real estate securities                                               478                   1,764
        Commercial real estate loans                                                    102                     549
        Residential mortgage backed securities                                        4,949                   5,967
        Real estate joint ventures                                                       10                      14
     Hedging Expense                                                                  2,991                   4,178
     General and administrative                                                         582                     576
     Management fee                                                                   2,577                   2,218
     Incentive fee                                                                     --                     3,189
                                                                                    -------                 -------
         Total expenses                                                              22,602                  18,455
                                                                                    -------                 -------
Operating Earnings                                                                   20,221                  20,896
                                                                                    -------                 -------
Other gain (losses):
Realized gain (loss)                                                                 (8,531)                 (5,196)
Unrealized gain (loss)                                                               (1,731)                  5,131
Foreign currency loss                                                                  --                      (247)
Hedge Ineffectiveness                                                                  (262)                  1,175
Incentive fee attributable to other gains                                              --                      (343)
                                                                                    -------                 -------
       Total other loss                                                             (10,524)                    520
                                                                                    -------                 -------

Income before cumulative transition adjustment                                        9,697                  21,416
                                                                                    -------                 -------
Cumulative transition adjustment - SFAS 142                                            --                     6,327

Net Income                                                                            9,697                  27,743
                                                                                    -------                 -------
Dividends on preferred stock                                                          1,195                   1,389
                                                                                    -------                 -------
Net Income available to Common Shareholders                                           8,502                  26,354
                                                                                    =======                 =======

Income from operating portfolio per share:
     Basic                                                                         $   0.40                $   0.43
      Diluted                                                                      $   0.40                $   0.43

Net income per share, basic:
      Income before cumulative transition adjustment                               $   0.18                $   0.44
      Cumulative transition adjustment - SFAS 142                                      --                      0.14
                                                                                   --------                --------
      Net income                                                                   $   0.18                $   0.58
                                                                                   ========                ========

Net income per share, diluted:
      Income before cumulative transition adjustment                               $   0.18                $   0.44
      Cumulative transition adjustment - SFAS 142                                      --                      0.14
                                                                                    -------                 -------
      Net income                                                                   $   0.18                $   0.58
                                                                                   ========                ========

Weighted average number of shares outstanding:
     Basic                                                                           47,592                  45,654
     Diluted                                                                         47,622                  45,731

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